Exhibit 99.1

Vistra Energy Reports 2019 Results

Above Guidance Midpoint for the Fourth Year in a

Row and Reaffirms 2020 Guidance

IRVING, Texas — Feb. 28, 2020 — Vistra Energy Corp. (NYSE: VST):

Financial Highlights

•

Delivered 2019 Ongoing Operations Adjusted EBITDA[1] of $3,393 million and Net Income from Ongoing Operations of $1,035 million, representing the fourth year in a row Vistra’s financial results have come in above the midpoint of Vistra’s guidance.

•

Delivered 2019 Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG)[1] of $2,437 million and Operating Cash Flow from Ongoing Operations of $2,736 million—results that are $187 million above the guidance midpoint and $137 million above the high-end of the increased guidance range as a result of higher EBITDA, capital expenditure discipline, and the early receipt of $93 million of alternative minimum tax credit refunds that were anticipated in 2020; results reflect a free cash flow conversion ratio of nearly 72 percent.

•	Reaffirmed 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3.285 to $3.585 billion and $2.16 to $2.46 billion[1], respectively.

•

Achieved $565 million of the projected $715 million of Dynegy merger synergy and Operations Performance Initiative EBITDA value lever targets by year-end 2019; the $715 million target is an increase of more than 100% from the $350 million per year of EBITDA value lever targets announced in October of 2017. Vistra expects to realize and achieve the EBITDA value lever targets as follows:

	Realized in Year	Achieved by YE
2019	$490	$565
2020	$590	$665
2021	$685	$715

Capital Allocation Highlights

•

Executed approximately $1.418 billion of the previously authorized $1.75 billion share repurchase program as of Feb. 24, 2020, resulting in net shares outstanding of approximately 487.7 million as of the same date.

•	Paid quarterly dividend of $0.125 per share on Dec. 30, 2019 to shareholders of record as of Dec. 16, 2019, or $0.50 per share on an annualized basis.

•

Announced an 8% increase to the annual dividend program, an expected $0.54 per share on an annual basis; initial quarterly dividend of $0.135 per share to be paid on March 31, 2020 to shareholders of record as of March 17, 2020.

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Feb. 28, 2020, Page 2

•

Reduced after-tax interest expense by approximately $95 million in 2019 via multiple financing transactions, including approximately $600 million of optional debt and preferred stock repayments and another approximately $8.3 billion of refinancings; Vistra continues to progress toward its long-term leverage target of approximately 2.5x net debt to EBITDA.

Growth and Sustainability Highlights

•

Closed both the Crius Energy Trust and Ambit Energy acquisitions, making Vistra the largest company in the high-margin competitive residential electricity markets in the country and increasing Vistra’s average generation-to-retail load match to nearly 60%.

•

Introduced two new retail brands, Brighten Energy and Better Buy, in Illinois, Ohio, and Pennsylvania, and launched the first of their kind, innovative, and market-leading products, TXU Energy Free Pass and TXU Energy Pure Solar, out of the company’s flagship brand, TXU Energy, while growing residential customer counts in ERCOT.

•

Announced greenhouse gas emissions reduction targets of greater than 50% by 2030 and greater than 80% by 2050, each as compared to a 2010 baseline, with aspirations to achieve net-zero emissions by 2050, assuming necessary advancements in technology and supportive market constructs and public policy.

•

Joined the Climate Leadership Council as a founding member, taking a leadership role in the promotion of a market-based carbon-pricing program with a dividend plan and carbon border adjustment as the most effective and equitable manner of achieving economy-wide decarbonization while preserving the strengths of the U.S. economy.

•

Continued to advance the company’s battery storage business in California with the 300 MW, 1,200 MWh Moss Landing project under construction and executing an agreement to develop a 20 MW battery storage project at the company’s Oakland site.

•

Retired approximately 2.0 GW of coal-fueled generation in downstate Illinois in compliance with the Illinois’ Multi-Pollutant Standard rule changes and supported the Coal to Solar and Energy Storage Act to repurpose the coal closure sites and bring economic vitality to the affected communities.

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

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Feb. 28, 2020, Page 3

Summary of Financial Results for Full Year 2019 and the Fourth Quarter Ended Dec. 31, 2019

	Three Months Ended		Year Ended
($ in millions)	Dec. 31, 2019	Dec. 31, 2018[2]	Dec. 31, 2019
Net Income	$233	$(186)	$926
Ongoing Operations Net Income[1]	$240	$(166)	$1,035
Ongoing Operations Adjusted EBITDA[1]	$775	$720	$3,393

Operating Cash Flow			$2,736
Ongoing Operations Adjusted FCFbG[1]			$2,437

Adjusted EBITDA by Segment
Retail	$343	$250	$807
ERCOT	$187	$139	$1,370
PJM	$171	$195	$760
NY/NE	$49	$108	$307
MISO	$12	$10	$103
CAISO/Corp	$13	$18	$46
Asset Closure	$(4)	$(20)	$(68)

For the three months ended Dec. 31, 2019, Vistra reported Net Income from Ongoing Operations1 of $240 million and Adjusted EBITDA from Ongoing Operations1 of $775 million. Vistra’s fourth quarter Adjusted EBITDA was $55 million higher than fourth quarter 2018 results, driven by retail acquisitions partially offset by lower capacity revenue in generation.

For the full year of 2019, Vistra reported Net Income from Ongoing Operations1 of $1,035 million and Adjusted EBITDA from Ongoing Operations1 of $3,393 million. Year-to-date results were above the midpoint of Vistra’s guidance driven by higher gross margin in the ERCOT segment.

Vistra reported fourth quarter retail Adjusted EBITDA of $343 million, $93 million higher than fourth quarter 2018 results, driven by the Crius and Ambit acquisitions. Fourth quarter Adjusted EBITDA from the generation segments totaled $432 million3, $38 million lower than fourth quarter 2018 results, due to lower capacity payments in PJM, NY, and ISO-NE partially offset by higher gross margin in ERCOT.

Curt Morgan, Vistra’s president and chief executive officer, said, “Vistra started the year with a focus on execution and I am happy to announce today that once again, for the fourth year in row—every year since Vistra has been a public company—we delivered financial results that exceeded our guidance midpoint. Over that same time period we have more than doubled our EBITDA and returned nearly $5 billion of capital. We believe Vistra’s business model, which prioritizes a strong balance sheet, a disciplined approach to capital allocation, and is comprised of industry-leading integrated retail and generation businesses, is well-positioned to continue to deliver strong and consistent results in the years ahead. In 2020, Vistra is focused on further strengthening our balance sheet and providing long-term capital allocation clarity later in the year.”

(1)

Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

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Feb. 28, 2020, Page 4

(2)	2018 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment.
(3)	Generation includes Corporate.

Guidance

($ in millions)	2020
Ongoing Ops. Adj. EBITDA[1]	$3,285 – 3,585
Ongoing Ops. Adj. FCFbG[1]	$2,160 – 2,460

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reaffirming its 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3,285 to $3,585 million and $2,160 to $2,460 million, respectively.

Share Repurchase Program

As of Feb. 24, 2020, Vistra has completed approximately $1.418 billion in share repurchases under the $1.75 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 60 million shares, resulting in net shares outstanding of approximately 487.7 million as of Feb. 24, 2020. Approximately $332 million remains available for execution under the program as of the same date.

Financing Update

In November 2019, Vistra Operations used the net proceeds from the issuance of $1.1 billion aggregate principal amount of new senior secured notes - consisting of $300 million of 3.550% senior notes due 2024 and $800 million of 3.700% senior notes due 2027 - plus approximately $799 million of incremental borrowings under the Term Loan B-3 Facility due 2025, to repay the entire amount outstanding of $1.897 billion of term loans under the Term Loan B-1 Facility due 2023.

In addition, in November 2019, Vistra Operations amended its credit facility to reduce the interest rate applicable to its upsized $2.7 billion Term Loan B-3 Facility to a rate equal to, at the option of the Borrower, LIBOR plus 1.75% or a base rate plus 0.75%.

As a result of these transactions, Vistra continued to reduce its annual interest expense and extend the average maturity of its outstanding indebtedness.

Liquidity

As of Dec. 31, 2019, Vistra had total available liquidity of approximately $1,726 million, including cash and cash equivalents of $300 million and $1,426 million of availability under its revolving credit facility. The company had $949 million of letters of credit outstanding as of Dec. 31, 2019.

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Feb. 28, 2020, Page 5

Earnings Webcast

Vistra will host a webcast today, Feb. 28, 2020, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

Vistra Energy - Press Release

Feb. 28, 2020, Page 6

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated, Fortune 350 energy company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive retail markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 5 million residential, commercial, and industrial retail customers with electricity and gas, Vistra is the largest competitive residential electricity provider in the country and offers over 40 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio of natural gas, nuclear, coal, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently developing the largest battery storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our people, our neighbors, and our stakeholders. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistraenergy.com/sustainability/

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; and (iv) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2019 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Year Ended December 31,
	2019	2018	2017
Operating revenues	$11,809	$9,144	$5,430
Fuel, purchased power costs and delivery fees	(5,742)	(5,036)	(2,935)
Operating costs	(1,530)	(1,297)	(973)
Depreciation and amortization	(1,640)	(1,394)	(699)
Selling, general and administrative expenses	(904)	(926)	(600)
Impairment of long-lived assets	—	—	(25)

Operating income	1,993	491	198
Other income	56	47	37
Other deductions	(15)	(5)	(5)
Interest expense and related charges	(797)	(572)	(193)
Impacts of Tax Receivable Agreement	(37)	(79)	213
Equity in earnings of unconsolidated investment	16	17	—

Income before income taxes	1,216	(101)	250
Income tax expense	(290)	45	(504)

Net income	$926	$(56)	$(254)
Net loss attributable to noncontrolling interest	2	2	—

Net income attributable to Vistra Energy	$928	$(54)	$(254)

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Year Ended December 31,
	2019	2018	2017
Cash flows — operating activities:
Net income	$926	$(56)	$(254)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,876	1,533	835
Deferred income tax expense, net	281	(62)	418
Unrealized net (gain) loss from mark-to-market valuations of commodities	(696)	380	145
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	220	5	(29)
Impairment of long-lived assets	—	—	25
Impacts of Tax Receivable Agreement	37	79	(213)
Change in asset retirement obligation liability	(48)	(27)	112
Asset retirement obligation accretion expense	53	50	60
Bad debt expense	82	55	39
Stock-based compensation	47	73	—
Other, net	(12)	37	30
Changes in operating assets and liabilities:
Accounts receivable - trade	(88)	(207)	7
Inventories	(44)	61	22
Accounts payable - trade	(221)	90	(30)
Commodity and other derivative contractual assets and liabilities	98	(80)	(1)
Margin deposits, net	170	(221)	146
Accrued interest	80	(105)	(10)
Accrued taxes	(4)	(64)	33
Accrued employee incentive	1	40	(24)
Alcoa contract settlement	—	—	238
Tax Receivable Agreement payment	(2)	(16)	(26)
ARO settlement	(121)	(100)	(35)
Major plant outage deferral	(19)	(22)	(66)
Other - net assets	(22)	73	4
Other - net liabilities	142	(45)	(40)

Cash provided by operating activities	2,736	1,471	1,386

Cash flows — investing activities:
Capital expenditures, including LTSA prepayments	(520)	(378)	(114)
Nuclear fuel purchases	(89)	(118)	(62)
Development and growth expenditures	(104)	(34)	(190)
Ambit acquisition	(506)	—	—
Crius acquisition	(374)	—	—
Cash acquired in the Merger	—	445	—

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Year Ended December 31,
	2019	2018	2017
Odessa acquisition	—	—	(355)
Proceeds from sales of nuclear decommissioning trust fund securities	431	252	252
Investments in nuclear decommissioning trust fund securities	(453)	(274)	(272)
Proceeds from sale of environmental allowances	197	1	1
Purchases of environmental allowances	(322)	(5)	(3)
Other, net	23	10	16

Cash used in investing activities	(1,717)	(101)	(727)

Cash flows — financing activities:
Issuances of long-term debt	6,507	1,000	—
Repayments/repurchases of debt	(7,109)	(3,075)	(191)
Net borrowings under accounts receivable securitization program	111	339	—
Borrowings under Revolving Credit Facility	650	—	—
Repayments under Revolving Credit Facility	(300)	—	—
Debt tender offer and other financing fees	(203)	(236)	(8)
Stock repurchase	(656)	(763)	—
Dividends paid to stockholders	(243)	—	—
Other, net	6	12	(2)

Cash used in financing activities	(1,237)	(2,723)	(201)

Net change in cash, cash equivalents and restricted cash	(218)	(1,353)	458
Cash, cash equivalents and restricted cash — beginning balance	693	2,046	1,588

Cash, cash equivalents and restricted cash — ending balance	$475	$693	$2,046

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$132	$22	$121	$66	$31	$(132)	$240	$(7)	$233
Income tax expense	—	—	—	—	—	20	20	—	20
Interest expense and related charges (a)	5	(2)	2	1	(1)	72	77	—	77
Depreciation and amortization (b)	88	143	137	53	7	18	446	—	446

EBITDA before Adjustments	225	163	260	120	37	(22)	783	(7)	776

Unrealized net (gain) or loss resulting from hedging transactions	87	25	(88)	(76)	(23)	4	(71)	—	(71)
Generation plant retirement expenses	—	—	—	—	—	—	—	3	3
Fresh start / purchase accounting impacts	5	(3)	—	1	2	(1)	4	(1)	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	12	12	—	12
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	25	—	2	2	(4)	8	33	—	33
Other, net	1	2	(3)	2	—	—	2	1	3

Adjusted EBITDA	$343	$187	$171	$49	$12	$13	$775	$(4)	$771

(a)	Includes $55 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2019

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$134	$1,368	$405	$188	$55	$(1,115)	$1,035	$(109)	$926
Income tax expense	—	—	—	—	—	290	290	—	290
Interest expense and related charges (a)	21	(8)	10	3	4	767	797	—	797
Depreciation and amortization (b)	292	581	537	208	19	76	1,713	—	1,713

EBITDA before Adjustments	447	1,941	952	399	78	18	3,835	(109)	3,726

Unrealized net (gain) or loss resulting from hedging transactions	278	(591)	(203)	(109)	(30)	(41)	(696)	—	(696)
Generation plant retirement expenses	—	—	—	—	12	—	12	42	54
Fresh start / purchase accounting impacts	23	(3)	(2)	4	15	(4)	33	(3)	30
Impacts of Tax Receivable Agreement	—	—	—	—	—	37	37	—	37
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	49	11	6	4	21	24	115	—	115
Other, net	10	12	7	9	7	(36)	9	2	11

Adjusted EBITDA	$807	$1,370	$760	$307	$103	$46	$3,393	$(68)	$3,325

(a)	Includes $220 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $73 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 20181

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$315	$(291)	$7	$37	$8	$(242)	$(166)	$(20)	$(186)
Income tax benefit	—	—	—	—	—	(76)	(76)	—	(76)
Interest expense and related charges (a)	4	(2)	3	1	—	275	281	—	281
Depreciation and amortization (b)	81	139	147	49	3	25	444	—	444

EBITDA before Adjustments	400	(154)	157	87	11	(18)	483	(20)	463
Unrealized net (gain) loss resulting from hedging transactions	(168)	291	22	18	(9)	19	173	—	173
Fresh start accounting impacts	14	(2)	1	—	2	—	15	—	15
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	1	2	7	1	4	13	28	—	28
Other, net	3	4	8	2	2	(21)	(2)	—	(2)

Adjusted EBITDA, including Odessa earnout buybacks	$250	$141	$195	$108	$10	$18	$722	$(20)	$702
Odessa earnout buybacks		(2)					(2)		(2)

Adjusted EBITDA	$250	$139	$195	$108	$10	$18	$720	$(20)	$700

[1]	2018 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment.

(a)	Includes $128 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $18 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 20181

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$712	$(55)	$100	$79	$48	$(878)	$6	$(62)	$(56)
Income tax benefit	—	—	—	—	—	(45)	(45)	—	(45)
Interest expense and related charges (a)	7	12	8	2	1	542	572	—	572
Depreciation and amortization (b)	318	494	413	152	9	86	1,472	—	1,472

EBITDA before Adjustments	1,037	451	521	233	58	(295)	2,005	(62)	1,943
Unrealized net (gain) loss resulting from hedging transactions	(206)	498	42	40	(9)	15	380	—	380
Fresh start accounting impacts	26	(6)	(1)	9	12	—	40	1	41
Impacts of Tax Receivable Agreement	—	—	—	—	—	79	79	—	79
Non-cash compensation expenses	—	—	—	—	—	73	73	—	73
Transition and merger expenses	1	9	14	2	9	196	231	2	233
Other, net	(13)	(2)	16	9	10	(23)	(3)	(4)	(7)

Adjusted EBITDA, including Odessa earnout buybacks	845	950	592	293	80	45	2,805	(63)	2,742
Odessa earnout buybacks		18					18		18

Adjusted EBITDA	$845	$968	$592	$293	$80	$45	$2,823	$(63)	$2,760

[1]	2018 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment.

(a)	Includes $5 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $78 million in the ERCOT segment.

Vistra Energy - Press Release

Feb. 28, 2020, Page 14

VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW

FOR YEAR ENDED DECEMBER 31, 2019

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Energy Consolidated
Adjusted EBITDA	$3,393	$(68)	$3,325
Interest paid, net (a)	(500)	—	(500)
Taxes received net of payments	76	—	76
Severance	(7)	(10)	(17)
Working capital and margin deposits	35	(17)	18
Reclamation and remediation	(15)	(101)	(116)
Transition and merger expense	(116)	—	(116)
Changes in other operating assets and liabilities	60	6	66

Cash provided by operating activities	$2,926	$(190)	$2,736
Capital expenditures including LTSA prepayments and nuclear fuel purchases (b)	(609)	—	(609)
Development and growth expenditures	(104)	—	(104)
Ambit and Crius acquisitions	(880)	—	(880)
Purchases and sales of environmental credits and allowances, net	(125)	—	(125)
Other net investing activities (c)	(4)	5	1

Free cash flow	$1,204	$(185)	$1,019
Working capital and margin deposits	(35)	16	(19)
Development and growth expenditures	104	—	104
Severance	7	10	17
Ambit and Crius acquisitions	880	—	880
Purchases and sales of environmental credits and allowances, net	125	—	125
Transition and merger expense	116	—	116
Transition capital expenditures	36	—	36

Adjusted free cash flow before growth	$2,437	$(159)	$2,278

(a)	Net of interest received.
(b)	Includes $122 million LTSA prepaid capital expenditures.
(c)	Includes investments in and proceeds from the nuclear decommissioning trust fund and other net investing cash flows.

Vistra Energy - Press Release

Feb. 28, 2020, Page 15

VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2020 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$849	$1,081	$(95)	$(75)	$754	$1,006
Income tax expense	252	320	—	—	252	320
Interest expense and related charges (a)	463	463	—	—	463	463
Depreciation and amortization (b)	1,600	1,600	—	—	1,600	1,600

EBITDA before Adjustments	$3,164	$3,464	$(95)	$(75)	$3,069	$3,389
Unrealized net (gain)/loss resulting from hedging transactions	(29)	(29)	—	—	(29)	(29)
Impacts of Tax Receivable Agreement	69	69	—	—	69	69
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	35	35	—	—	35	35
Other, net	2	2	—	—	2	2

Adjusted EBITDA guidance	$3,285	$3,585	$(95)	$(75)	$3,190	$3,510
Interest paid, net	(543)	(543)	—	—	(543)	(543)
Tax (paid)/received (c)	153	153	—	—	153	153
Tax receivable agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	2	2	—	—	2	2
Reclamation and remediation	(60)	(60)	(126)	(126)	(186)	(186)
Other changes in other operating assets and liabilities	(80)	(80)	31	31	(49)	(49)

Cash provided by operating activities	$2,754	$3,054	$(190)	$(170)	$2,564	$2,884
Capital expenditures including nuclear fuel purchases and LTSA Prepayments	(613)	(613)	—	—	(613)	(613)
Solar and Moss Landing development and other growth expenditures	(315)	(315)	—	—	(315)	(315)
(Purchase)/sale of environmental credits and allowances	(39)	(39)	—	—	(39)	(39)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,767	$2,067	$(190)	$(170)	$1,577	$1,897
Working capital and margin deposits	(2)	(2)	—	—	(2)	(2)
Moss Landing development and other growth expenditures	315	315	—	—	315	315
Purchase/(sale) of environmental credits and allowances	39	39	—	—	39	39
Transition and merger expenses	38	38	—	—	38	38
Transition capital expenditures	3	3	—	—	3	3

Adjusted free cash flow before growth guidance	$2,160	$2,460	$(190)	$(170)	$1,970	$2,290

(a)	Includes unrealized gain on interest rate swaps of $21 million.
(b)	Includes nuclear fuel amortization of $74 million.
(c)	Includes state tax payments. Does not reflect the early receipt of $93 million of alternative minimum tax credit refunds in 2019.